Exhibit 99.1

FOR RELEASE:		CONTACT:
Date:	November 1, 2010	Bryanne Salmon
Time:	8:00 am Eastern	Tel. (781) 356-9613
bsalmon@haemonetics.com
Haemonetics Reports Adjusted Earnings per Share of $0.80 for Q2 of Fiscal 11
Company Resets Revenue Growth Target to 6-9% and Increases Full Year Earnings Guidance
Braintree, MA, November 1, 2010— Haemonetics Corporation (NYSE: HAE) today reported GAAP net revenues of $166.8 million, up 6%, net income of $21.3 million, up 18%, and earnings per share of $0.85, up 23%. Excluding transformation costs and contingent consideration income in fiscal 11, adjusted second quarter net income was $20.1 million, up 11%, and adjusted earnings per share was $0.80, up 16%. In constant currency, revenue was up 7%, adjusted net income was up 12% and adjusted earnings per share were up 16%. 1
Year to date, Haemonetics reported GAAP net revenues of $330 million, up 6%, net income of $39.3 million, up 9%, and earnings per share of $1.54, up 12%. Excluding transformation costs and contingent consideration income in fiscal 11, adjusted year to date net income was $39.1 million, up 8%, and adjusted earnings per share was $1.54, up 12%. In constant currency, revenue was up 7%, adjusted net income was up 20% and adjusted earnings per share were up 23%. As expected first quarter currency headwinds moderated in the second quarter. 1
In addition to revenue and earnings growth, in the quarter Haemonetics reported adjusted gross margin of 52.6%, up 110 basis points, and adjusted operating margin of 16.9%, down 30 basis points but in line with full year targets. The Company managed adjusted operating expenses to $59.6 million, up $5.7 million from levels in Q2 of fiscal 10. Incremental spending of more than $4 million is associated with the Company’s recent acquisitions. 1
The Company revised its full year guidance for revenue growth from 9-12% to 6-9%, and its full year guidance for adjusted operating income growth from 11-14% to 10-12%.
The Company increased its full year guidance for adjusted earnings per share from a range of $3.15 to $3.25 to a range of $3.18 to $3.28. 1
Brian Concannon, Haemonetics’ President and CEO, said” We continue to make great progress with IMPACT™ selling, our branded approach to bringing blood management solutions to our customers. However, slower than expected recovery in Plasma collections and lower surgical procedure volumes which continue to affect our hospital and blood center customers, are causing us to reevaluate our near term expectations for revenue growth.”
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following highlights:
•	28 additional IMPACT customers in Q2 fiscal 11 bringing the total number of IMPACT customers to 118, driving acceleration in key product lines evidenced by a 24% Q2 growth rate for TEG® Thrombelastograph® Hemostasis Analyzer disposables.

•	Platelets grew more than 6%, both in the quarter and year to date, reflecting strong double digit growth in the Company’s emerging markets business units.

•	In the quarter equipment revenue grew 32% year over year. Equipment sales are a leading indicator of disposables revenue.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

•	The Global Med acquisition integration is proceeding well against its planned schedule and operating income targets.
Mr. Concannon added “We’ve made excellent progress against our goals for blood management with 118 IMPACT accounts by the end of the second quarter. In these challenging economic times, we are implementing blood management solutions that reduce costs and improve clinical outcomes for our customers. Year to date revenue from our North American hospital IMPACT accounts was up 64% led by double digit growth in TEG and OrthoPAT®.”
As noted, Haemonetics’ second quarter fiscal 11 reported revenues were $166.8 million, up 6%. Reported revenues break down as follows:
Plasma disposables revenue was $56.5 million for the quarter, down 5%, and $112.4 million year to date, down 5%. Haemonetics expects its plasma business to return to mid single digit growth in Q3, ramping to low double digit growth in Q4, with full year Plasma revenue growth in a range of 0-3%.
Platelet disposables revenue was $39.7 million for the quarter, up 7%, and $76 million year to date, up 6%. The platelet business benefited from strong sales in our emerging markets. Haemonetics continues to expect full year Platelet revenue growth of 0-2%.
Red cell disposables revenue was $11.3 million for the quarter, down 2%, and $22.6 million year to date, down 3%. Revenue declined due to decreased demand for red cells as a result of declining surgical volumes. Haemonetics continues to expect full year Red Cell disposable revenue growth within a range of negative 2% to a 1% increase.
Surgical disposables revenue was $16 million for the quarter, down 4%, and $32.4 million year to date, down 5%. The surgical business was adversely impacted by trends in surgical volumes. Haemonetics now expects full year revenue growth within a range of negative 2% to a 1% increase.
OrthoPAT orthopedic perioperative autotransfusion system disposables revenue was $8.3 million for the quarter, down 4%, and flat at $17.2 million year to date. OrthoPAT sales to IMPACT accounts grew by 10% in the quarter and 36% year to date. Haemonetics now expects full year revenue growth within a range of 1-3%.
Diagnostic disposables revenue was $4.6 million for the quarter, up 24% and $9.4 million year to date, also up 24%. Revenues related to the TEG Thrombelastograph® Hemostasis Analyzer business are accelerating driven by the Company’s IMPACT accounts. Haemonetics expects full year revenue growth of approximately 25%.
Software Solutions revenue was $16.1 million for the quarter, up 77% and $32.6million year to date, up 86%. Software Solutions growth was primarily impacted by our Global Med acquisition. Organic software growth year to date was 2%. Haemonetics expects full year revenue growth of approximately 95%.
Equipment revenue was $14.2 million for the quarter, up 32%, and $27.2 million year to date, up 26%. Equipment growth was impacted by the SEBRA® acquisition. Organic equipment growth year to date was 12%. Haemonetics expects full year revenue growth of 6-11%,
Haemonetics reported growth in all geographies for the quarter and year to date. In the quarter, North American sales were up 5%, European sales were up 4%, Japanese sales were up 3%, and Asian sales were up 27%. Year to date, North America sales were up 5%, European sales were up 4%, Japanese sales were up 3% and Asian sales were up 28%.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

CONFERENCE CALL
Haemonetics will host a webcast on Monday, November 1st at 10:00am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/playerlink.zhtml?c=72118&s=wm&e=3403020
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, , that affect Haemonetics or our customers, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

[1]	A reconciliation of GAAP to adjusted and constant currency financial results is included at the end of the financial sections of this press release as well as on the web at http://phx.corporate-ir.net/phoenix.zhtml?c=72118&p=irol-news&nyo=0 In the second quarter of fiscal 11, Haemonetics incurred $1.1 million in pre-tax transformation and integration costs and realized $1.9 million in contingent consideration income. Haemonetics incurred no restructuring costs in the second quarter of fiscal 10.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)

Consolidated Statements of Income for the Second Quarter of FY11 and FY10

	10/2/2010	9/26/2009	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
NET REVENUES	$166,833	$157,070	6.2%
Gross profit	87,755	80,967	8.4%

R&D	7,954	6,475	22.8%
S,G&A	52,790	47,469	11.2%
Contingent consideration income	(1,894)	—	—

Operating expenses	58,850	53,944	9.1%

Operating income	28,905	27,023	7.0%
Interest expense	(23)	(255)	(91.0%)
Interest income	493	103	378.6%
Other (expense)/income, net	(216)	(801)	(73.1%)

Income before taxes	29,159	26,070	11.9%

Tax expense	7,821	8,020	(2.5%)

NET INCOME	$21,338	$18,050	18.2%

Net income per common share assuming dilution	$0.85	$0.69	23.3%

Weighted average number of shares
Basic	24,686	25,685
Diluted	25,228	26,321

			Inc/(Dec) vs
			prior year
			profit margin %
Profit Margins:
Gross profit	52.6%	51.5%	1.1%
R&D	4.8%	4.1%	0.6%
S,G&A	31.6%	30.2%	1.4%
Operating income	17.3%	17.2%	0.1%
Income before taxes	17.5%	16.6%	0.9%
Net income	12.8%	11.5%	1.3%

Consolidated Statements of Income for Year-to-Date FY11 and FY10

	10/2/2010	9/26/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$329,872	$311,157	6.0%
Gross profit	174,217	163,910	6.3%

R&D	15,875	13,252	19.8%
S,G&A	107,144	97,308	10.1%
Contingent consideration income	(1,894)	—	—

Operating expenses	121,125	110,560	9.6%

Operating income	53,092	53,350	(0.5%)
Interest expense	(40)	(462)	(91.3%)
Interest income	460	253	81.8%
Other (expense)/income, net	22	(1,135)	(101.9%)

Income before taxes	53,534	52,006	2.9%

Tax expense	14,277	15,882	(10.1%)

NET INCOME	$39,257	$36,124	8.7%

Net income per common share assuming dilution	$1.54	$1.37	12.1%

Weighted average number of shares
Basic	24,913	25,671
Diluted	25,459	26,273

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	52.8%	52.7%	0.1%
R&D	4.8%	4.3%	0.6%
S,G&A	32.5%	31.3%	1.2%
Operating income	16.1%	17.1%	(1.1%)
Income before taxes	16.2%	16.7%	(0.5%)
Net income	11.9%	11.6%	0.3%

Revenue Analysis for the Second Quarter and Year-To-Date FY11 and FY10

	Second Quarter
	10/2/2010	9/26/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$78,740	$74,856	5.2%
International	$88,093	$82,214	7.2%

Net revenues	$166,833	$157,070	6.2%

Disposable revenues

Plasma disposables	$56,514	$59,424	(4.9%)

Blood bank disposables
Platelet	$39,746	$37,250	6.7%
Red cell	$11,294	$11,484	(1.7%)

	$51,040	$48,734	4.7%

Hospital disposables
Surgical	$16,011	$16,631	(3.7%)
OrthoPAT	$8,281	$8,678	(4.6%)
Diagnostics	$4,647	$3,745	24.1%

	$28,939	$29,054	(0.4%)

Subtotal	$136,493	$137,212	(0.5%)

Software solutions	$16,125	$9,100	77.2%
Equipment & other	$14,215	$10,758	32.1%

Net revenues	$166,833	$157,070	6.2%

	Six Months Ended
	10/2/2010	9/26/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$158,049	$149,869	5.5%
International	$171,823	$161,288	6.5%

Net revenues	$329,872	$311,157	6.0%

Disposable revenues

Plasma disposables	$112,431	$118,293	(5.0%)

Blood bank disposables
Platelet	$76,063	$71,557	6.3%
Red cell	$22,608	$23,263	(2.8%)

	$98,671	$94,820	4.1%

Hospital disposables
Surgical	$32,362	$34,056	(5.0%)
OrthoPAT	$17,238	$17,262	(0.1%)
Diagnostics	$9,355	$7,556	23.8%

	$58,955	$58,874	0.1%

Subtotal	$270,057	$271,987	(0.7%)

Software solutions	$32,578	$17,554	85.6%
Equipment & other	$27,237	$21,616	26.0%

Net revenues	$329,872	$311,157	6.0%

Consolidated Balance Sheets

	Period ending
	10/2/10	4/3/10

Assets
Cash & cash equivalents	$115,049	$141,562
Accounts receivable, net	121,767	118,684
Inventories, net	86,009	79,953
Other current assets	39,398	45,944

Total current assets	362,223	386,143
Net PP&E	157,297	153,298
Other assets	218,217	221,219

Total assets	$737,737	$760,660

	Period ending
	10/2/10	4/3/10
Liabilities & Stockholders’ Equity
S/T debt & current maturities	$11,702	$16,062
Other current liabilities	102,049	120,435

Total current liabilities	113,751	136,497
Long-term debt	4,423	4,589
Other long-term liabilities	25,171	26,450
Stockholders’ equity	594,392	593,124

Total liabilities & equity	$737,737	$760,660

Free Cash Flow Reconciliation

	Three Months Ended
	10/2/10	9/26/09

GAAP cash flow from operations	$30,730	$35,773

Capital expenditures	(8,864)	(11,676)
Proceeds from sale of property, plant and equipment	151	182

Net investment in property, plant and equipment	(8,713)	(11,494)

Free cash flow after transformation and deal costs	$22,017	$24,279

Transformation and deal costs	2,325	—

	2,325	—

Free cash flow before transformation and deal costs	$24,342	$24,279

	Six Months Ended
	10/2/10	9/26/09

GAAP cash flow from operations	$44,286	$61,479

Capital expenditures	(24,088)	(32,880)
Proceeds from sale of property, plant and equipment	262	383

Net investment in property, plant and equipment	(23,826)	(32,497)

Free cash flow	$20,460	$28,982

Transformation and deal costs	6,383	—
Global Med employment contracts	2,122

	8,505	—

Free cash flow before transformation and deal costs	$28,965	$28,982

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and deal integration costs from our GAAP expenses. Our restructuring is related to the integration of Global Med Technologies and the repositioning of our sales force. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY11 and FY10

	10/02/10	09/26/09
Non-GAAP gross profit
GAAP gross profit	$87,755	$80,967
Restructuring costs	—	—

Non-GAAP gross profit	$87,755	$80,967

Non-GAAP S,G&A
GAAP S,G&A	$52,790	$47,469
Restructuring and deal integration costs	(1,120)	—

Non-GAAP S,G&A	$51,670	$47,469

Non-GAAP operating expenses
GAAP operating expenses	$58,850	$53,944
Restructuring and deal integration costs	(1,120)	—
Contingent consideration income	1,894	—

Non-GAAP operating expenses	$59,624	$53,944

Non-GAAP operating income
GAAP operating income	$28,905	$27,023
Restructuring and deal integration costs	1,120	—
Contingent consideration income	(1,894)	—

Non-GAAP operating income	$28,131	$27,023

Non-GAAP income before taxes
GAAP income before taxes	$29,159	$26,070
Restructuring and deal integration costs	1,120	—
Contingent consideration income	(1,894)	—

Non-GAAP income before taxes	$28,385	$26,070

Non-GAAP net income
GAAP net income	$21,338	$18,050
Restructuring and deal integration costs	1,120	—
Contingent consideration income	(1,894)	—
Tax benefit associated with non-GAAP items	(467)	—

Non-GAAP net income	$20,097	$18,050

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.85	$0.69
Non-GAAP items after tax per common share assuming dilution	($0.05)	$0.00

Non-GAAP net income per common share assuming dilution	$0.80	$0.69

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchanage rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$166,833	$157,070
Foreign currency effects	(9,736)	(9,724)

Non-GAAP revenue — constant currency	$157,097	$147,346

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and deal integration costs and contingent consideration income	$20,097	$18,050
Foreign currency effects	(3,799)	(3,542)
Income tax associated with foreign currency effects	1,112	1,092

Non-GAAP net income — constant currency	17,410	15,600

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and deal integration costs and contingent consideration income	$0.80	$0.69

Foreign currency effects after tax per common share assuming dilution	($0.11)	($0.09)

Non-GAAP net income per common share assuming dilution — constant currency	$0.69	$0.59

Reconciliation of Non-GAAP Measures for FY11 and FY10

	10/02/10	09/26/09

Non-GAAP gross profit
GAAP gross profit	$174,217	$163,910
Restructuring costs	—	—

Non-GAAP gross profit	$174,217	$163,910

Non-GAAP S,G&A
GAAP S,G&A	$107,144	$97,308
Restructuring and deal integration costs	(2,863)	—

Non-GAAP S,G&A	$104,281	$97,308

Non-GAAP operating expenses
GAAP operating expenses	$121,125	$110,560
Restructuring and deal integration costs	(2,863)	—
Contingent consideration income	1,894	—

Non-GAAP operating expenses	$120,156	$110,560

Non-GAAP operating income
GAAP operating income	$53,092	$53,350
Restructuring and deal integration costs	2,863	—
Contingent consideration income	(1,894)	—

Non-GAAP operating income	$54,061	$53,350

Non-GAAP income before taxes
GAAP income before taxes	$53,534	$52,006
Restructuring and deal integration costs	2,863	—
Contingent consideration income	(1,894)	—

Non-GAAP income before taxes	$54,503	$52,006

Non-GAAP net income
GAAP net income	$39,257	$36,124
Restructuring and deal integration costs	2,863	—
Contingent consideration income	(1,894)	—
Tax benefit associated with non-GAAP items	(1,067)	—

Non-GAAP net income	$39,159	$36,124

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$1.54	$1.37
Non-GAAP items after tax per common share assuming dilution	($0.00)	$0.00

Non-GAAP net income per common share assuming dilution	$1.54	$1.37

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchanage rates of $1.20 per Euro, and 110 Yen to the $1.00. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

Non-GAAP revenues
GAAP revenue	$329,872	$311,157
Foreign currency effects	(16,419)	(19,324)

Non-GAAP revenue — constant currency	$313,453	$291,833

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and deal integration costs and contingent consideration income	$39,159	$36,124
Foreign currency effects	(7,087)	(11,050)
Income tax associated with foreign currency effects	1,999	3,370

Non-GAAP net income — constant currency	34,071	28,444

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and deal integration costs and contingent consideration income	$1.54	$1.37

Foreign currency effects after tax per common share assuming dilution	($0.20)	($0.29)

Non-GAAP net income per common share assuming dilution — constant currency	$1.34	$1.08